UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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IBIO, INC.

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Explanatory Note

This Schedule 14A filing consists of the following press release (the “Press Release”) from iBio, Inc., a Delaware corporation (the “Company”), relating to the Company’s Annual Meeting of Stockholders to be held on December 22, 2021. The press release was disseminated on December 10, 2021. This Schedule 14A supplements the Definitive Proxy Statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 26, 2021 and the Definitive Additional Materials filed by the Company with the SEC thereafter.

iBio Announces Partial Adjournment of Annual Meeting to December 22

- Shareholders Presently Supporting Reverse Split and Authorized Share Proposals by a 2-to-1 Margin -

Bryan, Texas / December 10, 2021 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”), a developer of next-generation biopharmaceuticals and pioneer of the sustainable, plant-based FastPharming Manufacturing System®, today announced that its annual meeting of stockholders (the "Annual Meeting") scheduled for and convened yesterday has been partially adjourned to December 22, 2021 at 9:00 a.m. Eastern Time.

A quorum was present at yesterday’s Annual Meeting, and Proposals 1 (election of directors), 2 (appointment of auditors) and 3 (Say-on-Pay) put forth in the definitive proxy statement received the requisite votes for approval. The Company’s stockholders also approved Proposal 6 (adjournment of the Annual Meeting) for the purpose of continuing to solicit votes in favor of Proposal 4 (reverse stock split) and Proposal 5 (authorized share decrease).

With over 60% of all shares voted, iBio stockholders are in favor of the reverse split and authorized share decrease by approximately a 2-to-1 margin. Results of votes cast “FOR” Proposals 4 and 5 to-date are 64% and 67%, respectively. Additionally, both of the leading proxy advisory firms (Glass Lewis and ISS) have recommended that stockholders vote “FOR” the proposals. With a clear plurality of the vote in favor of the proposals and strong, independent third-party support for the reverse split and authorized share decrease, the Company is allowing additional time for stockholders holding approximately 40% of the shares that have yet to be voted the opportunity to express their views. Proposals 4 and 5 require a majority of all shares outstanding to vote “FOR” the measures, not just a plurality of the vote.

“Our goal is to enable as many stockholders as possible to exercise their right to vote,” said Tom Isett, iBio’s Chairman and CEO, “The hurdle is high; securing affirmative votes from a majority of the outstanding shares entitled to vote. However, so are the stakes; the ability to complete our transformation and grow the Company. Given that a sizeable majority of shareholders who have already voted support these two proposals, we intend to continue our efforts to pass these measures so that we can execute iBio’s growth strategy and bring the benefits of FastPharming to customers and patients, while returning value to our loyal stockholders. Therefore, in order to save the company further solicitation costs and provide greater certainty, it is important that all shareholders vote as soon as possible. You can easily vote your shares by contacting Okapi Partners at 1-844-203-3605.”

If you have already voted your shares “FOR” Proposals 4 and 5, you do not need to vote again, and we thank you for your support. If you did not vote at all, abstained from voting for, or voted against with respect to the proposals, we kindly ask you to vote, or to reconsider your vote.

For additional information on the Proposals, please see our Shareholder Vote FAQ.

About iBio, Inc.

iBio is a developer of next-generation biopharmaceuticals and a pioneer in sustainable, plant-based biologics manufacturing. Its FastPharming System® combines vertical farming, automated hydroponics, and novel glycosylation technologies to rapidly deliver high-quality monoclonal antibodies, antigens, and other proteins. iBio is developing proprietary biopharmaceuticals for the treatment of cancers, as well as fibrotic and infectious diseases. The Company’s wholly-owned subsidiary, iBio CDMO LLC, provides FastPharming Contract Development and Manufacturing Services along with Glycaneering  Development Services™ for advanced recombinant protein design. For more information, visit www.ibioinc.com.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the anticipated effects of stockholder approval of matters to be voted on at iBio’s 2021 annual meeting of stockholders (the "Annual Meeting"). While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully hold its 2021 Annual Meeting, its ability to implement its development plans, its ability to obtain regulatory approvals for commercialization of its product candidates, including its COVID-19 vaccines or to comply with ongoing regulatory requirements, regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, its ability to maintain its license agreement, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations, its ability to obtain or maintain the capital or grants necessary to fund its research and development activities and whether the Company will incur unforeseen expenses or liabilities or other market factors, successful compliance with governmental regulations applicable to its manufacturing facilities, competition, its ability to retain its key employees or maintain its NYSE American listing, its ability to increase its authorized shares, and the other factors discussed in the Company’s filings with the SEC including the Company’s most recent Annual Report on Form 10-K and the Company’s subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Stephen Kilmer
iBio, Inc.
Investor Relations
(646) 274-3580

skilmer@ibioinc.com